June 9, 2025

First Trust Exchange-Traded Fund VI

120 East Liberty Drive

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VI (the “Trust”)

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas

James M. Dykas

Chief Financial Officer

Agreed and Acknowledged:

First Trust Exchange-Traded Fund VI

/s/ Derek D. Maltbie

Derek D. Maltbie

Treasurer, Chief Financial Officer and

Chief Accounting Officer

Exhibit A

First Trust Exchange Traded Fund VI	Dates

3/31

First Trust Nasdaq Bank ETF (FTXO)	07/31/2026
First Trust Nasdaq Food & Beverage ETF (FTXG)	07/31/2026
First Trust Nasdaq Oil & Gas ETF (FTXN)	07/31/2026
First Trust Nasdaq Pharmaceuticals ETF (FTXH)	07/31/2026
First Trust S-Network E-Commerce ETF (ISHP)	07/31/2026
First Trust Nasdaq Semiconductor ETF (FTXL)	07/31/2026
First Trust Nasdaq Transportation ETF (FTXR)	07/31/2026
Emerging Markets Equity Select ETF (RNEM)	07/31/2026
First Trust SMID Growth Strength ETF(FSGS) (fka Small Cap US Equity Select ETF)	07/31/2026
First Trust S&P 500 Diversified Dividend Aristocrats ETF (KNG) (fka US Equity Dividend Select ETF)	07/31/2026
First Trust S-Network Streaming & Gaming ETF (BNGE)	07/31/2026
First Trust Indxx Medical Devices ETF (MDEV)	07/31/2026
First Trust SMID Capital Strength ETF (FSCS) (fka Mid Cap US Equity Select ETF)	07/31/2026
First Trust Bloomberg Shareholder Yield ETF (SHRY) (fka Large Cap US Equity Select ETF)	07/31/2026
First Trust Bloomberg R&D Leaders ETF (RND)	07/31/2026
First Trust New Constructs Core Earnings Leaders ETF (FTCE)	09/27/2026
First Trust Balanced Income ETF (FTBI)	03/31/2027

9/30

Multi-Asset Diversified Income Index Fund (MDIV)	01/31/2027
First Trust NASDAQ Technology Dividend Index Fund (TDIV)	01/31/2027
First Trust S&P International Dividend Aristocrats ETF (FID)	01/31/2027
First Trust Rising Dividend Achievers ETF (RDVY)	01/31/2027
First Trust Dorsey Wright Focus 5 ETF (FV)	01/31/2027
First Trust RBA American Industrial Renaissance® ETF (AIRR)	01/31/2027
First Trust Dorsey Wright Momentum & Dividend ETF (DDIV)	01/31/2027
First Trust Dorsey Wright International Focus 5 ETF (IFV)	01/31/2027
First Trust Dorsey Wright Dynamic Focus 5 ETF (FVC)	01/31/2027
First Trust SMID Cap Rising Dividend Achievers ETF (SDVY)	01/31/2027
First Trust Indxx Innovative Transaction & Process ETF (LEGR)	01/31/2027
First Trust Nasdaq Artificial Intelligence and Robotics ETF (ROBT)	01/31/2027
First Trust Dorsey Wright Momentum & Value ETF (DVLU)	01/31/2027
First Trust Dorsey Wright Momentum & Low Volatility ETF (DVOL)	01/31/2027
First Trust International Developed Capital Strength ETF (FICS)	01/31/2027
First Trust S&P 500 Economic Moat ETF (EMOT)	01/31/2027

12/31

First Trust Dorsey Wright DALI 1 ETF (DALI)	04/30/2027
First Trust BuyWrite Income ETF (FTHI)	04/30/2027
First Trust NASDAQ BuyWrite Income ETF (FTQI)	04/30/2027
First Trust Small Cap BuyWrite Income ETF (FTKI)	04/30/2027